UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004 (August 3, 2004)

CONSUMER DIRECT OF AMERICA

Nevada	000-32745	88-0471353
(State of Other of Incorporation)	(Commission File Number)

6330 South Sandhill Road
Las Vegas, 89120
(Address of Principle Executive Offices)

Registrant’s telephone number, including area code: (702) 547-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired

Ocean West Holding Corporation

Independent Auditors’ Report

Balance Sheet as of September 30, 2003

Statement of Income and Retained Earnings for the year ended September 30, 2003

Statement of Cash Flows for the year ended September 30, 2003

Notes to Financial Statements

(b)	Pro Forma Financial Information

Pro Forma Consolidated Balance Sheet as of March 31, 2004

Pro Forma Consolidated Statement of Operations for three months ended March 31, 2004

Pro Forma Consolidated Balance Sheet as of December 31, 2003

Pro Forma Consolidated statement of operations for the year ended December 31, 2003

Pro Forma Consolidated Balance Sheet as of December 31, 2002

Pro Forma Consolidated Income Statement for the year ending December 31, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Wayne K. Bailey

Wayne K. Bailey Chief Financial Officer

OCEAN WEST HOLDING CORPORATION
YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002
AND YEAR ENDED MARCH 31, 2002

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Ocean West Holding
Corporation and Subsidiary
Tustin, California

      We have audited the consolidated balance sheet of Ocean West Holding Corporation and Subsidiary (the “Company”) as of September 30, 2003 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statement referred to above presently fairly, in all material respects, the financial position of Ocean West Holding Corporation and Subsidiary as of September 30, 2003 and the results of their operations and their cash flows for the year ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit and was not in compliance with certain loan covenants under one of its warehouse lines of credit as of September 30, 2003, that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ HEIN + ASSOCIATES LLC.
CERTIFIED PUBLIC ACCOUNTANTS

Orange, California

December 30, 2003

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Ocean West Holding
Corporation and Subsidiary
Tustin, California

      We have audited the consolidated balance sheet of Ocean West Holding Corporation and Subsidiary (the “Company”) as of September 30, 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the six-month period ended September 30, 2002 and year ended March 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, is not in compliance with the net capital requirements of the U.S. Department of Housing and Urban Development and other regulatory agencies, and is not in compliance with the covenants under its warehouse lines of credit, all factors that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      In our opinion, the consolidated financial statements referred to above presently fairly, in all material respects, the financial position of Ocean West Holding Corporation and Subsidiary as of September 30, 2002, and the results of its operations and its cash flows for the six-month period ended September 30, 2002 and the year ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California

December 17, 2002

Item 7.     Financial Statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$457,969	$187,862
Restricted cash	3,010	116,477
Receivable from loans sold	6,711,495	19,319,204
Mortgage loans held for sale	1,427,818	1,616,812
Stock subscription receivable	—	500,000
Due from related party	45,000	49,605
Prepaid and other current assets	984,319	444,068

Total current assets	9,629,611	22,234,028

Property and equipment, net	357,522	372,058

Other assets:
Originated mortgage servicing rights	44,163	37,393
Loans held for investment	480,300	—
Property held for sale	—	65,144
Deposits	62,630	22,548

Total other assets	587,093	125,085

	$10,574,226	$22,731,171

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS — (Continued)

	September 30,	September 30,
	2003	2002

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,487,333	$1,580,326
Client trust payable	3,010	116,477
Due to stockholder	38,647	—
Current maturities of long-term debt	829,375	125,705
Current maturities of capital lease obligations	63,022	83,108
Current maturities of notes payable — stockholders	—	443
Warehouse lines of credit	8,032,976	20,016,846

Total current liabilities	10,454,363	21,922,905

Long-term liabilities:
Long-term debt, less current maturities	85,000	124,577
Capital lease obligations, less current maturities	53,181	11,453
Accrued expenses	—	60,000
Amount due to related party	15,000	15,000
Notes payable — stockholders, less current maturities	230,000	466,959

Total long-term liabilities	383,181	677,989

Total liabilities	10,837,544	22,600,894

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 10,000,000 shares authorized:
Series C, 1,000 shares issued and outstanding	100,000	100,000
Series D, no shares issued and outstanding	—	—
Series E, 680 shares issued and outstanding	170,000	170,000
Series F, 1,050 shares issued and outstanding	105,000	105,000
Series G, 2,000 shares issued and outstanding	200,000	200,000
Series I, 125 shares issued and outstanding	12,500	12,500
Series K, no shares issued and outstanding	—	—
Series L, 1,000 shares issued and outstanding	1,000,000	1,000,000
Series M, 5,000 shares authorized, 0 and 500 shares issued and outstanding, respectively	—	5
Class B common stock; $0.01 par value, 5,000,000 authorized, 210,096 shares issued and outstanding	2,101	2,101
Class D common stock; $0.01 par value, 600,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 30,000,000 shares authorized; 5,586,104 and 5,585,104 shares issued and outstanding, respectively	55,861	55,851
Additional paid-in capital	1,543,194	2,041,949
Accumulated deficit	(3,451,974)	(3,557,129)

Total stockholders’ (deficit) equity	(263,318)	130,277

	$10,574,226	$22,731,171

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Six Months Ended	Year Ended
	September 30,	September 30,	March 31,
	2003	2002	2002

Revenues:
Revenues from origination and sale of mortgage loans and commissions, net	$13,156,597	$5,430,917	$10,549,324

Operating expenses:
Salaries and wages	5,764,547	2,483,760	5,272,014
Payroll taxes	885,945	336,676	715,127
Other general and administrative expenses	5,971,636	2,497,676	4,712,739
Depreciation and amortization	194,383	91,677	132,338

Total operating expenses	12,816,511	5,409,789	10,832,218

Income (loss) from operations	340,086	21,128	(282,894)

Other Income (expense)
Stock Issuance Expense	—	(220,954)	—

Total other income (expense)	—	(220,954)	—

Income (loss) before provision for income taxes	340,086	(199,826)	(282,894)
Provision for income taxes	18,203	1,600	1,600

Net income (loss)	321,883	(201,426)	(284,494)
Dividends on preferred shares	(216,728)	(99,888)	(195,948)
Net income (loss) applicable to common shareholders	$105,155	$(301,314)	$(480,442)

Net income (loss) applicable to common shareholders per common share — basic and diluted	$0.02	$(0.06)	$(0.11)

Weighted average number of common shares outstanding — basic and diluted	5,586,104	5,300,409	4,414,112

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

Year Ended September 30, 2003, Six Months Ended September 30, 2002

and Year Ended March 31, 2002

	Preferred Stock

	Series C		Series D		Series E		Series F
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at April 1, 2001	1,000	$100,000	1,500	$600,000	1,200	$300,000	1,250	$125,000
Redemption of Series L preferred for cash
Dividends on preferred stock
Issuance of Series L preferred stock for cash
Issuance of Class B common stock
Conversion of Class B common stock to common stock
Redemption of common stock for cash
Conversion of preferred stock to common stock			(1,500)	(600,000)	(520)	(130,000)	(200)	(20,000)
Net income for the year ended March 31, 2002

Balance at March 31, 2002	1,000	100,000	—	—	680	170,000	1,050	105,000
Series M preferred stock subscribed
Dividends on preferred stock
Issuance of common stock
Issuance of warrants
Net loss for the six- month period ended September 30, 2002

Balance at September 30, 2002	1,000	100,000	—	—	680	170,000	1,050	105,000
Dividends on preferred stock
Redemption of Series M preferred stock
Exercise of warrant to common stock
Net Income for the year ended September 30, 2003

Balance at September 30, 2003	1,000	$100,000	—	$—	680	$170,000	1,050	$105,000

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

Year Ended September 30, 2003, Six Months Ended September 30, 2002

and Year Ended March 31, 2002

	Preferred Stock

	Series G		Series I		Series K		Series L
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at April 1, 2001	2,000	$200,000	550	$55,000	1,000	$120,000	881	$880,500
Redemption of Series L preferred for cash							(126)	(125,500)
Dividends on preferred stock
Issuance of Series L preferred stock for cash							300	300,000
Issuance of Class B common stock
Conversion of Class B common stock to common stock
Redemption of Common Stock for cash
Conversion of preferred stock to common stock			(425)	(42,500)	(1,000)	(120,000)	(55)	(55,000)
Net income for the year ended March 31, 2002

Balance at March 31, 2002	2,000	200,000	125	12,500	—	—	1,000	1,000,000
Series M preferred stock subscribed
Dividends on preferred stock
Issuance of Common stock
Issuance of warrants

Balance at September 30, 2002	2,000	200,000	125	12,500	—	—	1,000	1,000,000
Dividends on preferred stock
Redemption of Series M Preferred Stock
Exercise of warrant to common stock
Net income for year ended September 30, 2003

Balance at September 30, 2003	2,000	$200,000	125	$12,500	—	$—	1,000	$1,000,000

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

Year Ended September 30, 2003, Six Months Ended September 30, 2002

and Year Ended March 31, 2002

	Preferred Stock		Class B
	Series M		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at April 1, 2001	—	$—	—	$—	4,387,600	$43,876
Redemption of Series L preferred for cash
Dividends on preferred stock
Issuance of Series L preferred stock for cash
Issuance of Class B common stock			250,400	2,504
Conversion of Class B common stock to common stock			(40,304)	(403)	40,304	403
Redemption of Common Stock for cash					(5,600)	(56)
Conversion of preferred stock to common stock					774,000	7,740
Net income for the year ended March 31, 2002

Balance at March 31, 2002	—	—	210,096	2,101	5,196,304	51,963
Series M preferred stock subscribed	500	5
Dividends on preferred stock
Issuance of Common stock					388,800	3,888
Issuance of warrants

Balance at September 30, 2002	500	5	210,096	2,101	5,585,104	55,851
Dividends on preferred stock
Redemption of Series M Preferred Stock	(500)	(5)
Exercise of warrant to common stock					1,000	10
Net income for year ended September 30, 2003

Balance at September 30, 2003	—	$—	210,096	$2,101	5,586,104	$55,861

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

Year Ended September 30, 2003, Six Months Ended September 30, 2002

and Year Ended March 31, 2002

	Additional Paid-in
	Capital	Accumulated Deficit	Total

Balance at April 1, 2001	$364,472	$(2,775,363)	$13,485
Redemption of Series L preferred stock for cash			(125,500)
Dividends on preferred stock		(195,958)	(195,958)
Issuance of Series L preferred stock for cash			300,000
Issuance of Class B common stock	(2,504)		—
Conversion of Class B common stock to common stock			—
Redemption of common stock for cash	(9,944)		(10,000)
Conversion of preferred stock to common stock	959,760		—
Net income for the year ended March 31, 2002		(284,494)	(284,494)

Balance at March 31, 2002	1,311,784	(3,255,815)	(302,467)
Series M preferred stock subscribed	499,995		500,000
Dividends on preferred stock		(99,888)	(99,888)
Issuance of common stock	227,170		231,058
Issuance of warrants	3,000		3,000
Net loss for the six-month period ended September 30, 2002		(201,426)	(201,426)

Balance at September 30, 2002	2,041,949	(3,557,129)	130,277
Dividends on preferred stock		(216,728)	(216,728)
Redemption of Series M Preferred	(499,995)		(500,000)
Exercise of Warrant to Common Stock	1,240		1,250
Net Income for the year ended September 30, 2003		321,883	321,883

Balance at September 30, 2003	$1,543,194	$(3,451,974)	$(263,318)

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended September 30, 2003 Six Months Ended September 30, 2002
and Year Ended March 31, 2002

	September 30,	September 30,	March 31,
	2003	2002	2002

Cash flows provided by (used for) operating activities:
Net income (loss)	$321,883	$(201,426)	$(284,494)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	194,383	91,677	132,338
Loss on sale of property	39,040	—	—
Compensation expense for stock sold	—	220,954	—
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Restricted cash	113,467	(7,630)	60,884
Mortgage loans held for sale	12,607,709	44,672	4,523,355
Receivable from loans sold	(291,306)	(8,235,272)	4,257,873
Other current assets	(553,545)	(123,306)	65,922
Deposits	(40,082)	6,727	76,580
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(266,460)	356,308	(525,323)

Net cash provided by (used for) operating activities	12,125,089	(7,847,296)	8,307,135

Cash flows used for investing activities:
Collection (issuance) of notes receivable	4,605	(49,605)	34,641
Proceeds from the sale of property	26,104	—	—
Purchases of property and equipment	(43,383)	(61,489)	(55,146)

Net cash used for investing activities	(12,674)	(111,094)	(20,505)

Cash flows (used for) provided by financing activities:
Net (repayments) borrowings under warehouse lines of credit	(11,983,871)	7,612,802	(8,485,197)
Proceeds from notes payable and long-term debt	915,888	146,233	—
Payments on notes payable and long-term debt	(251,795)	(55,845)	(52,411)
Payments on capital lease obligations	(108,297)	(53,847)	(85,792)
Advances from stockholder	38,647	—	—
Payments on notes-payable — stockholder	(237,402)	—	—
Proceeds from sale of common stock	—	10,104	—
Proceeds from sale of warrants	—	3,000	—
Proceeds from exercise of warrants	1,250	—	—
Proceeds from notes payable-stockholder	—	466,902	—
Proceeds from issuance of preferred stock	500,000	—	300,000
Redemption of preferred stock	(500,000)	—	(110,500)
Redemption of common stock	—	—	(10,000)
Preferred stock dividends	(216,728)	(99,888)	(195,958)

Net cash (used for) provided by financing activities	(11,842,308)	8,029,461	(8,639,858)

Net increase (decrease) in cash and cash equivalents	270,107	71,071	(353,228)
Cash and cash equivalents, beginning of year	187,862	116,791	470,019

Cash and cash equivalents, end of year	$457,969	$187,862	$116,791

Supplemental disclosure of cash flow information:
Interest paid	$519,500	$361,155	$1,089,640

Income taxes paid	$800	$800	$800

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS — (Continued)

Supplemental schedule of non-cash investing and financing activities:

During the year ended September 30, 2003, the Company incurred capital lease obligations of $129,939 for equipment.

During the year ended September 30, 2003, the Company reclassified $480,300 of loans from loan sale receivable to loans held for investment.

During the six months ended September 30, 2002, the Company entered into a subscription agreement to issue 500 shares of Series M preferred stock for total consideration of $500,000.

During year ended March 31, 2002, the Company incurred capital lease obligations of $130,920 for equipment.

See accompanying independent auditors’ reports and notes to consolidated financial statements.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

(1) Summary of Significant Accounting Policies:

Basis of Presentation:

Ocean West Holding Corporation (OWHC) was organized in the State of Delaware on August 15, 2000 as a holding company with negligible assets and liabilities. During March 2002, OWHC acquired all of the issued and outstanding shares of preferred and common stock of Ocean West Enterprises, Inc. dba Ocean West Funding (OWE) in an exchange of shares. Since the shareholders of OWE are the controlling shareholders of OWHC after the exchange, the transaction was treated as an acquisition by OWE, and the historical financial statements reflect the operations of OWE.

Since inception through September 30, 2003, the Company has suffered recurring losses from operations, we have incurred aggregate net losses of $3,452,000. In addition, the Company was not in compliance with certain loan covenants under one of its warehouse lines of credit as of September 30, 2003. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph on our independent auditor’s report on the September 30, 2003 consolidated financial statements, which are included with this annual report.

Management believes that cash flows from operations will be sufficient to meet the Company’s current liquidity and capital needs at least through fiscal 2004. To compensate for the reduction in loan volume due to the rising interest rate market that began in July 2003, the Company has reduced fixed overhead primarily through staff reductions. Management believes the Company can now meet its liquidity and capital needs at current production levels. However management is currently exploring possible liquidity sources either through additional borrowings or potential capital partners to enable the Company to increase its loan production. Additionally, management believes a development of a market in the Company’s stock should aid in increasing capital. The Company intends to retain earnings for the foreseeable future to help increase liquidity. Future offerings are possible, although the Company does not currently have any specific offering plans.

Nature of Business:

OWE, a California C corporation, was incorporated in November 1988 in the State of California for the purpose of engaging in mortgage banking activities. The OWE is involved in the process of originating, packaging, and funding of HUD and other government-insured loans and non-government-insured loans in the United States. HUD-insured loans comprised 9.2%, 24% and 21% of total loans originated by the Company during the year ended September 30, 2003, the six months ended September 30, 2002 and year ended March 31, 2002, respectively. Certain of the non-government-insured loans are sold “servicing retained” whereby the Company receives a fee for servicing the loans. Based on the number of loans funded, 59% of our mortgage loan originations and purchases are typically secured by property in the California area.

OWHC and OWE are collectively referred to as the “Company.”

Principles of Consolidation:

The consolidated financial statements include the accounts of OWHC and its wholly owned subsidiary, OWE. All significant intercompany accounts and transactions have been eliminated in consolidation.

Risks and Uncertainties:

The Company originates HUD and other government-insured loans in the United States, generating revenue from the origination, sale, and servicing of these loans. Significant changes in interest rates or the underlying

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

economic condition of the United States or any specific region of the United States real estate market could have a materially adverse impact on the Company’s operations.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company’s management include, but are not limited to, the realizability of mortgage loans held for sale, mortgage servicing rights and property held for sale, the collectibility of notes receivable, and the recoverability of property and equipment through future operating profits. Actual results could materially differ from those estimates.

Concentration of Credit Risk:

The Company maintains, at times, cash balances at certain financial institutions in excess of amounts insured by federal agencies.

For the year ended September 30, 2003, six months ended September 30, 2002 and year ended March 31, 2002 four buyers purchased 27%, 15%, 11% and 10% (September 30, 2003) two buyers purchased 15% and 12% (September 30, 2002), and 17%, and 12% (March 31, 2002), of loans funded.

Cash and Cash Equivalents:

For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted Cash:

Restricted cash represents amounts deposited in escrow for the Company to pay expenses for the benefit of a borrower who advanced funds to the Company.

Mortgage Loans Held for Sale:

Mortgage loans held for sale to investors are stated at the lower of cost or market value computed on the aggregate method by residential loan type (unrealized losses are offset by unrealized gains) and are evaluated at the end of each year, and are determined by outstanding commitments from investors or current investor yield requirements. The amount by which cost exceeds market value is accounted for as a valuation allowance and any changes in the valuation allowance are included in the determination of net income. As of September 30, 2003 and September 30, 2002, there was no valuation allowance required as cost was estimated not to exceed at fair market value. A substantial portion of loans was sold to investors within 30 days subsequent to September 30, 2003 and September 30, 2002.

Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to thirty years. Depreciation expense related to property and equipment was $187,894, $88,151, and $124,054 for the year ended September 30, 2003, six months ended September 30, 2002 and year ended March 31, 2002,

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

respectively. Maintenance and repairs are charged to operations when incurred. Major betterments and renewals are capitalized. Gains or losses are recognized upon sale or disposition of assets.

Property Held For Sale:

Property held for sale at September 30, 2002 consisted of one residential property, which was recorded at the lower of cost or fair value less cost to sell. During the quarter ended June 30, 2003, the Company sold this property for $26,104. A loss on the sale of $39,040 was recorded.

Long-Lived Assets:

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting For The Impairment or Disposal of Long-Lived Assets” which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pursuant to SFAS 144, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of property and equipment. There can be no assurance, however, that market conditions or demands for the Company’s services will not change which could result in future long-lived asset impairment.

Mortgage Servicing:

The Company recognizes as separate assets or liabilities the obligation to service mortgage loans for others, through loan origination, by allocating total costs incurred between the loan and the servicing rights retained based on their relative fair values. Amortization of mortgage service assets or rights (“MSRs”) is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the MSRs. Amortization of mortgage service liabilities (“MSLs”) is based on the ratio of net servicing costs paid in the current period to total net servicing costs projected to be paid from the MSL. Projected net servicing income is in turn determined by the estimated future balance of the underlying mortgage loan portfolio, which declines over time from prepayments and scheduled loan amortization. The Company estimates future prepayment rates based on current interest rate levels, other economic conditions and market forecasts, as well as relevant characteristics of the servicing portfolio, such as loan types, interest rate stratification and recent prepayment experience. MSRs are periodically evaluated for impairment, which is recognized in the statement of operations during the applicable period through additions to an impairment reserve. For purposes of performing its impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including loan type and interest rate. The Company has determined that no impairment allowance is needed as of September 30, 2003, September 30, 2002 and March 31, 2002.

For the year ended September 30, 2003 $13,259 was capitalized as mortgage servicing rights. No mortgage servicing rights were capitalized during the six months ended September 30, 2002 and year ended March 31, 2002. Amortization expense related to mortgage servicing rights for the year ended September 30, 2003 was $6,489 and for the six months ended September 30, 2002 and year ended March 31, 2002, was $3,526 and $8,284, respectively.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

Revenue and Cost Recognition:

Revenue from the sale of loans is recognized at the time the loans are sold or when the Company has shipped the loan file to independent investors consistent with the criteria established in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” At this point, all of the services required to be performed for such revenues have been completed. Loan origination costs and incremental direct costs are deferred and recognized over the term of the loan as an adjustment of the loan yield until the loan is sold. Incremental direct costs include credit reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions. When the loan is sold and service is released, the unamortized loan origination costs and incremental direct selling costs are netted against the revenue and recorded to the statement of operations. Revenue from the servicing of loans is recognized as earned.

Basic and Diluted Loss Per Share:

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders after reducing net income by preferred stock dividend, by the weighted average common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if diluted potential common stock had been converted to common stock. Common stock equivalents, which consist of 3,000,000 shares of warrants, have not been included in the earnings per share computation for the six months ended September 30, 2002, as the amounts are anti-dilutive. There were no anti-dilutive securities at September 30, 2003 or March 31, 2002.

Advertising:

The Company expenses advertising costs as incurred. The advertising costs for the year ended September 30, 2003, the six months ended September 30, 2002 and the year ended March 31, 2002 was $1,123,178, $452,311, and $922,380, respectively.

Income Taxes:

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments:

The Company has adopted SFAS No. 107, “Disclosures About Fair Value of Financial Instruments.” SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.

For certain of the Company’s financial instruments including cash, receivables, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

New Accounting Pronouncements:

In June 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement nullifies EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” Statement No. 146 is different from EITF Issue No. 94-3 in that Statement No. 146 requires that a liability be recognized for a cost associated with an exit or disposal activity only when the liability is incurred, that is when it meets the definition of a liability in the FASB’s conceptual framework. Statement No. 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. In contrast, under EITF Issue 94-3, a company recognized a liability for an exit cost when it committed to an exit plan. Statement No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of Statement No. 146 can be expected to impact the timing of liability recognition associated with any future exit activities.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others.” This interpretation elaborates on the disclosures to be made by a guarantor in interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The Company was required to adopt FIN 45 on December 31, 2002. The adoption of FIN 45 did not have a material effect on the Company’s financial position or results of operations.

      In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of SFAS 150 will not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Reclassifications:

Certain prior year balances have been reclassified to conform with current year presentation. Such classifications had no effect on net income.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

(2) Property and Equipment:

      A summary is as follows:

	September 30,	September 30,
	2003	2002

Office equipment and leasehold improvements	$474,465	$434,000
Property under capital lease (Note 6)	610,768	480,827
Furniture and fixtures	140,552	137,636
Automobiles	12,000	12,000

	1,237,785	1,064,463
Less accumulated depreciation and amortization	(880,263)	(692,405)

	$357,522	$372,058

(3) Originated Mortgaging Servicing Rights:

      A summary is as follows:

	September 30,	September 30,
	2003	2002

Balance, beginning of period	$37,393	$40,919
Additions, net	13,259	—
Amortization	(6,489)	(3,526)

Balance, end of period	$44,163	$37,393

      The estimated fair market value of mortgage servicing rights approximated their respective book values as of September 30, 2003 and September 30, 2002. The fair market value was determined by discounting estimated net future cash flows from loan servicing using discount and repayment rates that approximate current market rates.

(4) Stock Subscription Receivable:

      During the period ended September 30, 2002, the Company entered into an agreement to sell 500 shares of Series M preferred stock for $500,000. The funds were received in October 2002. During the last two quarters of the year ended September 30, 2003 the Company redeemed all of the 500 shares of Series M preferred for $500,000.

(5)	Warehouse Lines of Credit:

      At September 30, 2002, the Company had a $15,000,000 mortgage loan purchasing warehouse line with First Collateral Services, collateralized by the related mortgage loans receivable with a carrying value of $18,927,137 at September 30, 2002. Interest was due monthly at the bank reference rate plus an established percentage (totaling 4.3% at September 30, 2002). At September 30, 2002, the outstanding balance under the warehouse line of credit was $18,226,626. First Collateral ceased providing the Company funds under the line effective April 30, 2003. The remaining balance on the line ($864,266 at September 30, 2003) is being paid off as the loans securing the line are sold.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

      The Company has an $8,000,000 mortgage loan purchasing warehouse line of credit with Provident Consumer Financial Services, collateralized by the related mortgage loans receivable with a carrying value of $6,562,387 at September 30, 2003. The line of credit is personally guaranteed by the majority stockholders of the Company. Interest is due monthly at the bank reference rate plus an established percentage (totaling 5.61% at September 30, 2003). At September 30, 2003 the outstanding balance under the warehouse line of credit was $6,455,760.

      The Company has another $5,000,000 mortgage loan purchasing warehouse line of credit, collateralized by the related mortgage loans receivable with a carrying value of $734,177 and $1,858,879 as of September 30, 2003 and 2002, respectively. The majority stockholders of the Company personally guarantee the line of credit. Interest is due monthly at prime plus an established percentage ranging from 3.0% to 4.5%, respectively. Each advance is to be repaid within 45 days of the advance. At September 30, 2003 and 2002 the outstanding balance under this warehouse line of credit was $712,950 and $1,794,220, respectively.

      The warehouse line of credit has restrictions as to the types of loans (and the maximum amounts per individual loans) for which said line can be used. Furthermore, the line can only be used to fund 98% of loan amounts, as defined; the remaining 2% must be funded by the Company utilizing its own cash resources.

      The warehouse line of credit agreement contains restrictive covenants relating to net worth, tangible net worth, and various ratios, as defined. Violations of the restrictive covenants have been waived by the lender, which continues to provide financing. At the end of each quarterly reporting period, the lender reviews the operating results of the Company prior to waiving the covenant violations.

      Interest expense incurred under the warehouse lines of credit was $437,606, $338,086, and $1,043,040 for the year ended September 30, 2003, six months ended September 30, 2002 and year ended March 31, 2002, respectively, and is included in revenue from origination and sale of mortgage loans and commissions, net on the statement of operations.

(6)	Long-Term Debt and Capital Lease Obligations:

Long-Term Debt

      A summary of long-term debt is as follows:

	September 30,	September 30,
	2003	2002

Note payable to a related party, originally bearing interest at 15% per annum, payable in monthly interest installments with all unpaid principal and interest due March 1, 2007. At September 30, 2002, the interest rate was reduced to 12%	$35,000	$35,000
Note payable to a related party, originally bearing interest at 24% per annum, payable in monthly interest installments with all unpaid principal and interest due March 1, 2007. At September 30, 2002, the interest rate was reduced to 12%	50,000	50,000
Note payable to finance company for insurance, bearing interest at 7.75%, payments of $6,171 are due monthly, including interest through February 2004	24,375	—
Note payable to bank bearing interest at 4.5% due November 7, 2003. Secured by certificate of deposit(A)	75,000	—

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

Long-Term Debt (Continued)

	September 30,	September 30,
	2003	2002

Note payable to an individual, bearing interest at 12% per annum, payable in monthly interest installments with all unpaid principal and interest due December 1, 2003(A)	280,000	—
Note payable to an individual, bearing interest at 12% per annum, payable in monthly interest installments with all unpaid principal and interest due March 1, 2004	200,000	—
Note payable to an individual, bearing interest at 12% per annum, payable in monthly interest installments with all unpaid principal and interest due November 1, 2003(A)	250,000	—
Note payable to bank bearing interest at 3.9%, due November 3, 2002. Secured by certificate of deposit Note was paid off in November of 2002	—	80,000
Note payable to a bank, bearing interest at 8.375% per annum; payable in monthly installments of $334, including interest, through August 2028; secured by deed of trust. Note was paid off in June of 2003 upon sale of related property	—	41,374
Note payable to a bank, bearing interest at 12% per annum, payable in monthly installments of $3,165, including interest, through February 2003 and personally guaranteed by the President of the Company. Note was paid off in January of 2003	—	15,363
Note payable to finance company for insurance, bearing interest at 7.75%, payments of $5,818 are due monthly, including interest through February 2003. Note was paid off in February of 2003	—	28,545

	914,375	250,282
Less current maturities	(829,375)	(125,705)

	$85,000	$124,577

(A)	These loans have not been paid as of their due dates. Management is in the process of negotiating extended terms.

      The following table summarizes the aggregate maturities of long-term debt:

Years ending September 30,
2004	$829,375
2005	0
2006	0
2007	85,000
2008	0
Thereafter	0

$914,375

      Interest expense incurred under long-term debt obligations amounted to $37,647, $14,771, and $26,889 for the year ended September 30, 2003, the six months ended September 30, 2002 and the year ended 2001, respectively.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

Long-Term Debt (Continued)

      Interest expense incurred under related party debt obligations amounted to $11,628, $2,551, and $1,180 for the year ended September 30, 2003, the six months ended September 30, 2002 and the year ended 2001, respectively.

Capital Leases

      The Company leases certain equipment under capital leases, which expire through 2006, with effective interest rates ranging from 14% to 18.37%. These leases are secured by related equipment costing $610,768 (see Note 2). The assets are depreciated over their estimated useful lives. Depreciation of the assets of $121,184, $56,925, and $65,277 was included in depreciation and amortization for the year ended September 30, 2003, the six months ended September 30, 2002 and the year ended March 31 2002, respectively. Accumulated depreciation of the assets of $404,158 and $282,973 is included in accumulated depreciation and amortization in the accompanying balance sheets at September 30, 2003 and September 30, 2002, and the year ended March 31, 2002, respectively.

      The following is a schedule by years of future minimum lease payments required under the capital lease together with the present value of the net minimum lease payments:

Years ending September 30,
2004	$76,413
2005	43,622
2006	15,537

Total minimum lease payments	135,572
Less amount representing interest	19,369

Present value of net minimum lease payments	116,203
Less current maturities	63,022

$53,181

      Interest expense incurred under capital lease obligations amounted to $11,961, $2,017 and $11,256 for the year ended September 30, 2003, the six months ended September 30, 2002 and the year ended March 31, 2002, respectively.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

(7) Notes Payable — Stockholders:

	September 30,	September 30,
	2003	2002

Note payable to stockholder, non-interest bearing. Note was paid off during 2003	$—	$237,402
Note payable to stockholder, bearing interest at 13% per annum payable in monthly interest installments with all unpaid principal and interest due June 30, 2008	45,000	45,000
Note payable to stockholder, bearing interest at 14% per annum payable in monthly payments of $2,203 including principal and interest; with all unpaid principal and interest due April 1, 2017	185,000	185,000

	230,000	467,402
Less current maturities	—	(443)

	$230,000	$466,959

The following table summarizes the aggregate maturities of notes payable — stockholders:

Years ending September 30,
2004	$—
2005	848
2006	1,128
2007	1,369
2008	46,573
Thereafter	180,082

$230,000

(8) Commitments and Contingencies:

Operating Leases

The Company leases its facilities and certain equipment under noncancellable operating leases that expire through the year 2008. These agreements generally provide that the Company pay operating costs such as taxes, insurance, and maintenance.

Future annual minimum payments under operating leases are as follows:

Years ending September 30,
2004	$429,330
2005	456,738
2006	436,162
2007	431,664
2008	71,944

$1,825,838

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

Rental expense under operating leases for the year ended September 30, 2003, the six months ended September 30, 2002 and the year ended March 31, 2002 was $922,410, $391,887, and $666,312 respectively.

Litigation

In the normal course of business, the Company is involved in various legal actions. It is the opinion of management that none of these legal actions will have a material effect on the financial position or results of operations of the Company.

Consulting Agreements

As part of the Series D preferred stock purchase agreement (see Notes 9 and 14), the Company entered into a financial consulting agreement whereby the Series D preferred stockholder is entitled to consulting fees of $6,000 per month. See Notes 9 and 14. The agreement expires upon the redemption of the Series D preferred stock.

Employment Agreements

On October 1, 1999, the Company entered into employment agreements with its President and its Executive Vice President (collectively, the “Employees”). These agreements provide for an annual base salary of not less than $300,000 each for a five-year term plus certain additional benefits. Also, the agreements call for the Company to create “deferred compensation accounts” for each of the Employees and to credit an amount equal to 20% of the Company’s pre-tax profits to the accounts for each Employee for each year or portion of year in the case of a termination of an Employee. The Employees are entitled to receive such amounts annually or within 30 days of termination. The Company is obligated to pay these amounts upon liquidation of the Company or upon termination, except for termination for just cause, which is defined in the agreements. No amounts are accrued for the deferred compensation as the Company has either had no pre-tax profits or the Employees have waived their rights to the deferred compensation. Also, the Employees have waived their rights to their complete base salary as stated in this agreement.

(9) Preferred Stock:

In 2002, concurrent with the acquisition between OWHC and OWE, 10,000,000 shares of preferred stock were authorized. The Company may divide the preferred stock into any number of series and the Board of Directors shall fix the designation and number of shares of each series. The Company established the same series as was outstanding at the time of acquisition. All conversions of preferred shares to common shares were calculated by dividing the value of the preferred shares by five and multiplying by four.

Currently, the Company has established the following series of preferred stock.

Preferred Stock, Series C

In 1993, the Board of Directors authorized the issuance of up to 1,000 shares of Series C preferred stock at $100 per share. At September 30, 2003, September 30, 2002 and March 31, 2002, 1,000 shares of the Series C preferred stock were outstanding. The Series C preferred stock is non-voting and is redeemable by the Company. The redemption price will include an annual rate of return of 12% on the original issuance price. The Series C preferred stock shall have a preference over the common stock of the Company. The Company has been paying a monthly dividend at an annual rate of 12% in lieu of the increased redemption price. Dividends of $12,000 were declared and paid for the year ended September 30, 2003. Dividends of $6,000 and

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

$12,000, were declared and paid for the six months ended September 30, 2002 and year ended March 31, 2002, respectively.

Preferred Stock, Series D

In 1997, the Board of Directors authorized the issuance of up to 1,500 shares of Series D preferred stock at $400 per share. During March 2002, all of the outstanding shares (1,500) were converted into 480,000 common shares. The Series D preferred stock is voting and is redeemable by the Company. The Series D preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C preferred stock. The Series D preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 3%, payable on a monthly basis. Dividends of $10,000 were declared and paid for the six months ended September 30, 2002, and dividends of $10,500 were declared and paid for the year ended March 31, 2002. In connection with the original purchase of the Series D preferred stock, the Company entered into a financial consulting agreement whereby the Series D preferred stockholder was entitled to $6,000 per month until such time that the Series D preferred stock was redeemed by the Company (see Notes 8 and 14). Redemption took place during fiscal year ended March 31, 2002.

Preferred Stock, Series E

In 1997, the Board of Directors authorized the issuance of up to 1,200 shares of Series E preferred stock at $250 per share. During March 2002, 520 of the outstanding Series E preferred shares were converted into 104,000 common shares. At September 30, 2003, September 30, 2002, and March 31, 2002, 680 shares, of Series E preferred stock were outstanding. The Series E preferred stock is non-voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price. The Series E preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C and D preferred stock. The Series E preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $45 per share, payable on a monthly basis. Dividends of $30,600 were paid for the year ended September 30, 2003. Dividends of $33,100 were declared and paid for the six months ended September 30, 2002, and $54,000 were declared and paid for the year ended March 31, 2002.

Preferred Stock, Series F

In 1998, the Board of Directors authorized the issuance of up to 1,250 shares of Series F preferred stock at $100 per share. During March 2002, 200 of the outstanding Series F preferred shares were converted to 16,000 common shares. At September 30, 2003, September 30, 2002 and March 31, 2002, 1,050 shares of Series F preferred stock were outstanding. The Series F preferred stock is voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price. The Series F preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, and E preferred stock. The Series F preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $14 per share, payable on a monthly basis. Dividends of $14,700 were declared and paid for the year ended September 30, 2003. Dividends of $7,530 were declared and paid during the six months ended September 30, 2002, and dividends of $17,500 were declared and paid for the year ended March 31, 2002.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

Preferred Stock, Series G

In 1999, the Board of Directors authorized the issuance of up to 2,000 shares of Series G preferred stock at $100 per share. At September 30, 2003, September 30, 2002 and March 31, 2002, 2,000 shares of Series G preferred stock were outstanding. The Series G preferred stock is voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series G preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, and F preferred stock. The Series G preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $24 per share, payable on a monthly basis. Dividends of $50,000 were declared and paid for the year ended September 30, 2003. Dividends of $25,000 were declared and paid for the six months ended September 30, 2002, and dividends of $50,000 were declared and paid for the year ended March 31, 2002.

Preferred Stock, Series I

In 1999, the Board of Directors authorized the issuance of up to 550 shares of Series I preferred stock at $100 per share. During March 2002, 425 shares of Series I preferred stock were converted into 34,000 shares of common stock. At September 30, 2003, September 30, 2002 and March 31, 2002, 125 shares of Series I preferred stock were outstanding. The Series I preferred stock is voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series I preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F and G preferred stock. The Series I preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $15 per share, payable on a monthly basis. Dividends of $1,875 were declared and paid for the year ended September 30, 2003, $3,438 were declared and paid for the six months ended September 30, 2002, and dividends of $8,250 were declared and paid for the year ended March 31, 2002.

Preferred Stock, Series K

In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series K preferred stock at $120 per share. During March 2002, all 1,000 shares outstanding were converted into 96,000 common shares. The Series K preferred stock is voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series K preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, and I preferred stock. The Series K preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 5%, payable on a monthly basis. The Company declared and paid dividends of $3,000 for the year ended March 31, 2002.

Preferred Stock, Series L

In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series L preferred stock at $1,000 per share. During the fiscal year ended March 31, 2002, 55 shares of Series L preferred stock were converted into 44,000 shares of common stock. Also during fiscal year ended March 31, 2002, the Company sold 300 shares of series L preferred stock for $300,000 and redeemed 126 shares for $125,500. At September 30, 2003, September 30, 2002 and March 31, 2002, 1,000 shares of Series L preferred stock were outstanding. The Series L preferred stock is voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series L preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, and K preferred stock. The Series L preferred stock entitles the

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

holder to receive, on a cumulative basis, dividends at an annual rate of $120 per share, payable on a monthly basis. Dividends of $70,317 were declared and paid for the year ended September 30, 2003, $15,000 were declared and paid for the six months ended September 30, 2002, and dividends of $24,600 were declared and paid for the year ended March 31, 2002.

Preferred Stock, Series M

In 2002, the Board of Directors authorized issuance of up to 5,000 shares of Series M preferred stock at $1,000 per share. During the period ended September 30, 2002, the Company sold 500 shares of series M preferred stock for $500,000. The series M preferred stock is voting and is redeemable at the Company’s option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series M preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, K, and L preferred stock. The Series M preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $120 per share, payable on a monthly basis. During the last two fiscal quarters of the year ended September 30, 2003, the company redeemed all 500 shares of Series M for $500,000 to the holder. During the year ended September 30, 2003, dividends were paid in the amount of $37,237.

(10) Common Stock and Warrants:

In March 2002, concurrent with the acquisition between OWHC and OWE, a stock split of 140 to one occurred. This transaction has been reflected for all periods presented.

During the year ended March 31, 2002, the Company redeemed 40 shares (5,600 post split) of common stock for $10,000.

During August 2002 and in connection with the effective date of the S-1 filing, the Company issued 388,800 shares and 3,000,000 common stock purchase warrants, collectively valued at $234,058 based upon an independent appraisal. The value, net of cash consideration received, was recorded as a charge to earnings of $220,954 during the six months ended September 30, 2002.

Each warrant entitles the holder to purchase one common share. The exercise price is $1.25 per share. The warrants expired June 12, 2003.

(11) Class B Common Stock

Concurrent to the acquisition between OWHC and OWE, the Company issued Class B common stock to the holder of OWE common stock in a ratio of 1 to 8. In March 2002, 250,400 shares of Class B common stock were issued. Concurrently, 40,304 shares of Class B common stock were converted into the same number of common shares.

(12) Mortgage Loan Servicing:

Mortgage loans serviced by the Company amounting to approximately $6.4 million, $2.8 million, and $3.5 million at September 30, 2003, September 30, 2002 and March 31, 2002, respectively, are not included in the accompanying balance sheets. Funds held in trust on behalf of the owners of such serviced loans are also not reflected in the accompanying balance sheets. The Company subcontracts its servicing through a third-party sub-servicer. Either party may cancel the contract with 120 days written notice. Loan sub-servicing fees are based on a fixed monthly fee per outstanding loan being serviced.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

(13) Provision For Income Taxes:

The income tax provision for the year ended September 30, 2003 and six months ended September 30, 2002 and the year ended March 31, 2002 differed from the amounts computed by applying the U.S. Federal tax rate of 34 percent to the income (loss) from operations before provision (benefit) for income taxes as a result of the following:

	Year Ended	Six Months	Year Ended
	September 30,	September 30,	March 31,
	2003	2002	2001

Computed “expected” tax benefit	$115,629	$(67,900)	$(96,000)
Increase (decrease) in income taxes resulting from:
Non-deductible expenses	11,552	82,600	16,000
State taxes, net of Federal benefit	12,014	1,100	(17,000)
(Decrease) increase in valuation allowance	(120,992)	(14,200)	98,600

	$18,203	$1,600	$1,600

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2003 and 2002, are as follows:

	September	September
	2003	2002

Deferred tax assets:
Net operating loss carryforwards	$727,826	$790,200
Accrued vacation	10,290	25,600
Less valuation allowance	(572,208)	(693,200)

Deferred tax assets	165,908	122,600

Deferred tax liabilities:
Deferred costs	(114,417)	(51,000)
Other	(51,491)	(71,600)

Deferred tax liability	(165,908)	(122,600)

Net deferred tax asset	$—	$—

The net change in the total valuation allowance for the year ended September 30, 2003 and the six month ended September 30, 2002 and the year ended March 31, 2002 was a (decrease) increase of $(120,992), $(83,200), and $97,000, respectively.

At 2003, the Company has net operating loss carryforwards (“NOLs”) of approximately $1,853,000, for Federal income tax reporting purposes and approximately and $1,108,000 for state reporting purposes, expiring in various years through 2020.

On September 11, 2002, the Governor of California signed into law new tax legislation that suspends the use of NOL carryforwards into tax years beginning on or after January 1, 2002 and 2003. Should the Company have taxable income for the year ending September 30, 2004, it may not look to California net operating losses generated in prior years to offset taxable income. This suspension will not apply to tax years beginning in 2005 and beyond.

OCEAN WEST HOLDING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

YEAR ENDED SEPTEMBER 30, 2003, SIX MONTHS ENDED SEPTEMBER 30, 2002 AND THE YEAR ENDED MARCH 31, 2002

(14) Related-Party Transactions:

During fiscal year ended March 31, 2002, holders of Series L preferred stock redeemed 15 shares for $15,000. The amount was not paid by the end of the year; therefore, it is showing as amounts due to related party.

The Company paid consulting fees to stockholders of its Series D preferred stock. Total consulting fees paid totaled $72,000 for year ended March 31, 2002, (see Notes 8 and 9).

The Company advanced funds in the amount of $57,605 to an entity owned by a stockholder of the Company. Funds will be repaid through services rendered. Services rendered in relation to this amount were $12,605 leaving a balance of $45,000 at September 30, 2003.

(15) Profit Sharing Plan:

The Company has a 401(k) profit sharing plan covering substantially all of its employees. Any matching or profit sharing contributions are determined annually at the discretion of management and vest at the rate of 20% per year of employment starting the second year. For the 2001 plan year, management elected to make a matching contribution equal to 10% of amounts contributed by an employee to a maximum of $250 per employee. Total matching contributions for the year ended March 31, 2002 totaled $5,758, which will be expensed when paid. No matching or profit sharing contributions were made during the year ended September 30, 2003 or during the six-month period ended September 30, 2003.

CONSUMER DIRECT OF AMERICA
PROFORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2004
UNAUDITED

	CDA	OCEAN WEST	COMBINED
ASSETS
ASSETS:
Current assets:
Cash	$5,720	$432,782	$438,502
Accounts receivable	485,389	6,891,930	7,377,319
Other receivables	624,486	45,000	669,486
Prepaid expenses	—	285,502	285,502
Total current assets	1,115,595	7,655,214	8,770,809
Fixed assets:
Property and equipment, net	1,403,618	292,478	1,696,096
Total fixed assets	1,403,618	292,478	1,696,096
Other assets:
Deposits and other assets	117,174	583,781	700,955
Goodwill	1,871,361	—	1,871,361
Total other assets	1,988,535	583,781	2,572,316
TOTAL ASSETS	$4,507,748	$8,531,473	$13,039,221
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable & accrued expenses	$1,504,518	$1,304,952	$2,809,470
Notes payable, net of deferred interest	1,849,171	907,685	2,756,856
Accrued interest payable	22,754	—	22,754
Warehouse lines of credit	—	6,979,223	6,979,223
Total current liabilities	3,376,443	9,191,860	12,568,303
Long term liabilities:
Notes payable	—	577,125	577,125
TOTAL LIABILITIES	3,376,443	9,768,985	13,145,428
Stockholders’ equity:
Preferred stock		1,587,500	1,587,500
Common stock	3,088	57,962	61,050
Additional paid-in capital — Common stock	7,868,648	1,543,194	9,411,842
Treasury stock	(556,600)	—	(556,600)
Accumulated (deficit) during development stage	(6,183,831)	(4,426,168)	(10,609,999)
Total stockholders’ equity	1,131,305	(1,237,512)	(106,207)
TOTAL LIABILITIES AND S/H EQUITY	$4,507,748	$8,531,473	$13,039,221

CONSUMER DIRECT OF AMERICA
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND ACCUMULATED DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2004
UNAUDITED

	CDA	OCEAN WEST	COMBINED
REVENUES:
Marketing revenues and commissions	$—	$—	$—
Licensing agreements
Loan origination	2,004,751	1,630,808	3,635,559
Rental income	—	—	—
Other income	1,595	—	1,595
Total revenues	2,006,346	1,630,808	3,637,154
EXPENSES:
Selling, general and administrative	$3,074,293	$1,941,810	$5,016,103
Depreciation expense	166,978	48,756	215,734
Total expenses	3,241,271	1,990,566	5,231,837
OPERATING INCOME (LOSS)	(1,234,925)	(359,758)	(1,594,683)
OTHER INCOME/(EXPENSES):
Interest income	—	—	—
Interest expense	(6,340)	—	(6,340)
Other expenses	—	(4,500)	(4,500)
Total other income/(expenses)	(6,340)	(4,500)	(10,840)
Dividends on preferred shares	—	(35,002)	(35,002)
NET ORDINARY INCOME (LOSS)	$(1,241,265)	$(399,260)	$(1,640,525)

CONSUMER DIRECT OF AMERICA
PROFORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2003
UNAUDITED

	CDA	OCEAN WEST	COMBINED
ASSETS
ASSETS:
Current assets:
Cash	$193,753	$314,306	$508,059
Accounts receivable	672,891	5,762,806	6,435,697
Employee advances	19,061	—	19,061
Prepaid expenses	69,643	581,147	650,790
Total current assets	955,348	6,658,259	7,613,607
Fixed assets:
Property and equipment, net	1,431,152	339,578	1,770,730
Total fixed assets	1,431,152	339,578	1,770,730
Other assets:
Deposits and other assets	500,006	585,437	1,085,443
Goodwill	1,517,266	—	1,517,266
Total other assets	2,017,272	585,437	2,602,709
TOTAL ASSETS	$4,403,772	$7,583,273	$11,987,045
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable & accrued expenses	$1,547,066	$1,076,219	$2,623,285
Notes payable, net of deferred interest	143,917	1,020,276	1,164,193
Accrued interest payable	12,134	—	12,134
Warehouse lines of credit	—	5,726,297	5,726,297
Total current liabilities	1,703,117	7,822,792	9,525,909
Long term liabilities:
Notes payable	—	598,734	598,734
TOTAL LIABILITIES	1,703,117	8,421,526	10,124,643
Stockholders’ equity:
Preferred stock	—	1,587,500	1,587,500
Common stock	47,934	57,962	105,896
Additional paid-in capital — Common stock	6,630,843	1,543,194	8,174,037
Treasury stock	—	—	—
Accumulated (deficit) during development stage	(3,978,122)	(4,026,909)	(8,005,031)
Total stockholders’ equity	2,700,655	(838,253)	1,862,402
TOTAL LIABILITIES AND S/H EQUITY	$4,403,772	$7,583,273	$11,987,045

CONSUMER DIRECT OF AMERICA
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND ACCUMULATED DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2003
UNAUDITED

	CDA	OCEAN WEST	COMBINED
REVENUES:
Marketing revenues and commissions	$641,181	$—	$641,181
Licensing agreements	—
Loan origination	7,542,173	12,976,960	20,519,133
Rental income	850	—	850
Other income	—	—	—
Total revenues	8,184,204	12,976,960	21,161,164
EXPENSES:
Selling, general and administrative	$8,157,598	$13,307,609	$21,465,207
Depreciation expense	452,349	195,838	648,187
Total expenses	8,609,947	13,503,447	22,113,394
OPERATING INCOME (LOSS)	(425,743)	(526,487)	(952,230)
OTHER INCOME/(EXPENSES):
Interest income	—	—	—
Interest expense	(2,683)	—	(2,683)
Other expenses	(384)	(18,203)	(18,587)
Total other income/(expenses)	(3,067)	(18,203)	(21,270)
Dividends on preferred shares		(201,653)	(201,653)
NET ORDINARY INCOME (LOSS)	$(428,810)	$(746,343)	$(1,175,153)

CONSUMER DIRECT OF AMERICA
PROFORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2002
UNAUDITED

	CDA	OCEAN WEST	COMBINED
ASSETS
ASSETS:
Current assets:
Cash	$159,484	$273,681	$433,165
Accounts receivable	383,918	29,191,588	29,575,506
Employee advances	—	—	—
Prepaid expenses	8,772	487,830	496,602
Total current assets	552,174	29,953,099	30,505,273
Fixed assets:
Property and equipment, net	1,661,618	354,357	2,015,975
Total fixed assets	1,661,618	354,357	2,015,975
Other assets:
Notes receivable	30,875	100,910	131,785
Other assets	18,157	22,548	40,705
Goodwill	1,372,916	—	1,372,916
Total other assets	1,421,948	123,458	1,545,406
TOTAL ASSETS	$3,635,740	$30,430,914	$34,066,654
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable & accrued expenses	$1,199,242	$1,396,276	$2,595,518
Accrued interest payable	12,294	—	12,294
Line of credit	29,669		29,669
Bridge note payable/client trust	75,000	141,116	216,116
Current portion of long term debt	235,000	173,074	408,074
Warehouse lines of credit	—	27,858,960	27,858,960
Total current liabilities	1,551,205	29,569,426	31,120,631
Long term liabilities:
Long term debt net of current portion	51,718	454,614	506,332
TOTAL LIABILITIES	1,602,923	30,024,040	31,626,963
Stockholders’ equity:
Preferred stock	—	1,587,505	1,587,505
Common stock	34,442	57,952	92,394
Additional paid-in capital — Common stock	5,547,687	2,041,949	7,589,636
Treasury stock	—	—	—
Accumulated (deficit) during development stage	(3,549,312)	(3,280,532)	(6,829,844)
Total stockholders’ equity	$2,032,817	$406,874	$2,439,691
TOTAL LIABILITIES AND S/H EQUITY	$3,635,740	$30,430,914	$34,066,654

CONSUMER DIRECT OF AMERICA
PROFORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDING DECEMBER 31, 2002
UNAUDITED

	CDA	OCEAN WEST	COMBINED
REVENUES:
Marketing revenues and commissions	$1,570,694	$—	$1,570,694
Licensing agreements	531,800	—	531,800
Loan origination	4,741,455	10,534,629	15,276,084
Rental income	24,630	—	24,630
Other income	126,811	—	126,811
Total revenues	6,995,390	10,534,629	17,530,019
EXPENSES:
Selling, general and administrative	$8,455,349	$10,749,215	$19,204,564
Depreciation expense	587,157	200,285	787,442
Total expenses	9,042,506	10,949,500	19,992,006
OPERATING INCOME (LOSS)	(2,047,116)	(414,871)	(2,461,987)
OTHER INCOME/(EXPENSES):
Interest income	15,812	—	15,812
Interest expense	(119,753)		(119,753)
Other expenses	(20,975)	(222,554)	(243,529)
Total other income/(expenses)	(124,916)	(222,554)	(347,470)
Dividends on preferred shares		(209,858)	(209,858)
NET ORDINARY INCOME (LOSS)	$(2,172,032)	$(847,283)	$(3,019,315)